UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

JMP Group Inc.

(Exact name of registrant as specified in its charter)
Commission File Number: 001-33448

Delaware (State or other jurisdiction of incorporation)	20-1450327 (IRS Employer Identification No.)

600 Montgomery Street, Suite 1100 San Francisco, CA 94111 (Address of principal executive offices, including zip code)

415-835-8900 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

JMP Group Inc. (the “Registrant”) is announcing that on September 16, 2014, the Registrant will make presentations to certain institutional investors. A copy of the materials presented by the Registrant is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The information furnished in this report shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

Item 8.01. Other Information.

The information contained in Item 7.01 is incorporated herein by reference.

The information in this Item 7.01 and Item 8.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of JMP Group Inc. under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor Presentation of JMP Group Inc., dated as of September 2014.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.
Date: September 16, 2014	By:	/s/ Raymond Jackson
Raymond Jackson
Chief Financial Officer